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                                                                Exhibit 10(c)



                              EMPLOYMENT AGREEMENT


     This Agreement is made effective as of the first day of February 8, 1995, by and between NUCLEAR METALS, INC., a Massachusetts corporation with its principal office in Concord, Massachusetts (the "Corporation"), and Robert E. Quinn (the "Employee") of Marlborough, Massachusetts.

     WHEREAS, the Corporation is engaged in the business of developing and marketing metallurgical and other products; and

     WHEREAS, the Employee is employed by the Corporation as its President; and

     WHEREAS, the Employee serves as a Director of the Corporation; and

     WHEREAS, the parties hereto wish to describe the terms under which the employment relationship presently existing between Corporation and Employee will continue in the future;

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual agreements herein contained, the parties hereto agree as follows:

     1.   EMPLOYMENT

     The parties agree to continued employment of the Employee by the Corporation during the Term of this Agreement and according to the terms and conditions hereof.

     2.   SERVICE BY THE EMPLOYEE

     Except as specifically provided herein, the Employee shall continue to devote his best efforts and his entire working time during the usual business hours of the Corporation, and at such other times as is necessary and appropriate to advancing the best interests of the Corporation. Without limiting the generality of the foregoing, such activities shall include


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serving as President of the Corporation.

     3.   COMPENSATION

          3.1  INITIAL COMPENSATION

          The Employee's initial compensation shall be at the annual rate of $156,000 for the Term of this Agreement.

          3.2  PAYMENTS

          Such compensation shall be paid to the Employee on a weekly, bi-weekly or monthly basis, consistent with the Corporation's normal practice in paying compensation to its other executive employees.

          3.3  INCREASE BY THE BOARD OF DIRECTORS

          The Board of Directors may, from time to time during the Term of this Agreement, review compensation and such compensation may be increased (but not decreased below the levels provided in this Agreement) from time to time on a basis consistent with the performance of Employee and of the Corporation and the salary levels prevailing generally for positions of comparable responsibility.

          3.4  BONUSES

          In addition to the foregoing initial compensation, the Corporation may pay the Employee a bonus in any year in such amount as may be determined by the Board of Directors of the Corporation.

     4.   EMPLOYEE BENEFITS

     In addition to the other employee benefits which may be made available to the Employee from time to time, the Corporation shall provide the following to the Employee:


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          4.1  BENEFIT PLANS

          The Corporation shall include the Employee in all of its benefit plans, including pension benefits and major medical, accident and health insurance, while he remains an active employee of the Corporation during the Term of this Agreement, on the same basis as the coverage provided to other executive employees of the Corporation.

          4.2  Vacations

          The Employee shall be entitled to six (6) weeks of paid vacation each fiscal year, earned at the rate of one week for each two months of employment hereunder, which vacation shall be taken at such time or times as may be agreed upon between the Employee and the Corporation from time to time. The Corporation shall carry forward to succeeding fiscal years any accrued vacation unused during the preceding fiscal year.

          4.3  AUTOMOBILE ALLOWANCE

          The Corporation shall provide the Employee with an automobile for his use, including use on corporate business. Any such automobile shall be owned and fully maintained by the Corporation, which maintenance shall include the cost of gas, oil and automobile insurance. The Employee shall report estimated personal use as required by tax regulations in effect from time to time. In lieu of providing the Employee with an automobile, the Corporation may, instead, provide the Employee with an automobile allowance in an amount approximately equal to the cost to the Corporation of providing an automobile to him.


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     5.   TERMINATION

          5.1  TERMINATION PAYMENTS

          The Board of Directors of the Corporation acting on behalf of the Corporation and after notice and an opportunity to be heard, may terminate the Employee's employment hereunder if a majority of the whole number of Directors then in office determine, in good faith, that:

          (a) the Employee has willfully refused to perform substantially all of the services required of him hereunder; or

          (b)  the Employee has been convicted of a crime of moral turpitude.

     In such event, or in the event of voluntary termination by the Employee without "good reason", as herein defined, the Employee's right to all future payments set forth in subsection 3.1 hereof shall cease.

          5.2  DEATH

          In the event of the death of the Employee, payments set forth in subsection 3.1 shall be made to the executor or administrator or other personal representative of the decedent and shall be continued until the earliest of one year from the date of death of the Employee or the end of the Term of this Agreement.

          5.3  OTHER TERMINATIONS

          In the event of termination by the Corporation other than pursuant to subsection 5.1 or of termination by the Employee for good reason, the amounts payable pursuant to said subsection 3.1 for the balance of the Term of this Agreement shall be due and payable upon termination.


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          In the event of termination by Employee without good reason, in recognition of past services and contributions the amounts payable pursuant to said subsection 3.1 shall be continued for a period of one year from the date of such termination.

          5.4  DEFINITION

          "Good reason", within the meaning of this Agreement, consists of
     (a) circumstances which, in the reasonable judgment of Employee, constitute a material reduction in the Employee's job title, perquisites, duties, authority, amenities, benefits or responsibilities; or (b) requiring the Employee regularly to perform services at a location more than twenty-five
     (25) miles distant from the present location of Corporation in Concord, Massachusetts, without his consent.

     6.   PAYMENTS AFTER DISABILITY

     The Corporation shall pay to the Employee, or to his legal representative, the amounts payable pursuant to subsection 3.1 during any period of partial or total disability hereunder until the first to occur of (a) one year after the date of the Employee's death, or (b) the end of the term of this Agreement. In the event of partial disability, Employee shall exert reasonable effort to perform such services thereunder as his disability will permit. The payments made for such disability hereunder shall be reduced by the amount of any wage continuation insurance payments payable to the Employee or his representative during such period on the basis of any disability insurance coverage paid for by the Corporation. During a period of disability the Board of Directors, by written notice given not later than February 28 of any year, may terminate this Agreement as of February 28 of the third successive year.


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     7.   NON-COMPETITION

     During the Term of this Agreement and for a period of two (2) years after its expiration, or after the termination of Employee's employment with the Corporation, whichever occurs later, the Employee shall not compete directly or indirectly with the Corporation within the continental United States.

     8.   TERM OF AGREEMENT

     This Agreement shall continue in force for an initial period of three (3) years from the date hereof, unless terminated by either party in accordance herewith. It automatically shall continue for additional one-year periods thereafter unless either party gives written notice to the other on or before November 30th of any year of its or his intention to terminate this Agreement as of the last day of November of the subsequent year. Reference herein to the Term of this Agreement shall include the initial period and any period thereafter for which this Agreement continues in effect pursuant to the provisions of this Article 8.

     9.   MISCELLANEOUS

          9.1  BINDING NATURE OF AGREEMENT

          This Agreement shall be binding upon the parties hereto, and their heirs, legal representatives, successors and assigns. The Corporation shall require any successor to a majority of its business activities to assume the obligations of the Corporation herein, however, the Corporation shall continue to be liable to Employee for all payments due pursuant to this Agreement.


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          9.2  NO ASSIGNMENT

          The parties agree that the nature of the Employee's services are personal, and that the Employee may not assign any of his rights and duties hereunder.

          9.3  NOTICES

          All notices required under this Agreement shall be sufficient if made by certified or registered mail, return receipt requested, delivered to the then residence of the Employee and to the Corporation at its then principal office.

          9.4  AMENDMENTS AND WAIVERS

          This Agreement represents the exclusive statement of the entire agreement between the parties concerning the subject matter hereof and supersedes all prior written agreements, but not including any stock purchase or stock option agreement between Corporation and Employee. This Agreement may not be amended, modified or revoked in whole or in part except by written agreement of the parties hereto. Any waiver of any provision of this Agreement, to be enforceable by the non-waiving party, must be in writing and signed by the party to be charged therewith; and a waiver of any such occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion, unless the waiver specifically provides otherwise.

          9.5  DISPUTES

          Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Boston in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.


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          In the event that Employee resorts to a suit for specific performance or any other form of litigation or court action to implement the provisions of this section or to enforce any award or order, substantive or procedural, rendered by the arbitrator or relating to arbitration pursuant to the provisions of this section, the Company shall pay the Employee's entire cost thereof, including legal fees, whether such litigation is settled or results in a determination by the court, and regardless of the nature of that determination, unless there is a determination by the court that the litigation or other court action brought by Employee was frivolous.

          9.6  COUNTERPARTS

          This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon each party, notwithstanding that either party did not sign the same counterpart as the other party.

          9.7  CONSTRUCTION

          The headings and subheadings of this Agreement have been inserted for convenience only and are to be ignored in any construction of the provisions hereof. The use of the singular shall be deemed to include the plural and VICE VERSA, and the use of the masculine and neuter gender shall be deemed to include the feminine, masculine and neuter gender unless the context otherwise requires. No conclusion may be drawn from any difference between this Agreement as finally signed and any prior agreement or draft of all or any part of any prior agreement.


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          9.8  LAW GOVERNING

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the Employee has signed and sealed this Agreement and the Corporation has caused this Agreement to be executed and its corporate seal to be affixed hereto effective the day and year first written above.

                                             NUCLEAR METALS, INC.



Attest:                                      By: /s/ George J. Matthews
        --------------------------               ------------------------------
                                                 George J. Matthews


                                             Date:
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{Corporate Seal}



Attest:                                              s/ Robert E. Quinn
        --------------------------           ----------------------------------
                                                                Robert E. Quinn


                                             Date:
                                                   ----------------------------




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